EXHIBIT (e)

Co-registrant’s outstanding debt to the Commonwealth as of June 30, 2014 and its contingent liability as guarantor of the outstanding debt of other entities as of the end of the last five fiscal years

PUBLIC DEBT

The public sector indebtedness of Queensland is comprised of a number of distinct categories: Public Debt to the Commonwealth, Other State Debt to the Commonwealth, Queensland Treasury Corporation Guaranteed Debt and Other Guaranteed Debt and Contingent Liabilities.

During April 1995, the Commonwealth Government and Queensland Government entered into an agreement (the “Financial Agreement”) whereby Queensland would pre-redeem its debt to the Commonwealth. This was carried out in July 1995.

State Debt to the Commonwealth

In addition to the funds lent to the States pursuant to the Financial Agreement, the Commonwealth Government also lends funds to the States in accordance with a variety of agreed Commonwealth/State programs. In general, these funds are on-lent to borrowers in accordance with the terms of the agreed program, with repayment being made to the State from the revenues of the ultimate borrowers. When on-lent by Queensland, the debt is generally secured by State claims on tangible assets of the ultimate borrower.

The following table outlines the outstanding advances made by the Commonwealth under this category of debt.

Other State Debt to the Commonwealth and Treasury

	As at June 30, 2014
Agreement/Program	2008	2009	2010	2011	2012	2013	2014
		(A$ millions)
Commonwealth and State Housing	445	417	404	391	378	365	351
Other (inc. Natural Disaster Relief Assistance)	56	69	59	53	93	98	203

Total	501	486	463	444	471	463	554

Note:	Amounts have been rounded to the nearest A$1 million. Consequently, rounded amounts may not add to totals.

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Guaranteed Debt On-lent by Queensland Treasury Corporation

Queensland Treasury Corporation’s (the “Corporation” or “QTC”) primary function to date has been to act as a central financing authority for on-lending funds raised by it to Queensland public sector entities. The Treasurer of Queensland, on behalf of the State Government, guarantees QTC’s obligations under all debt securities issued by QTC. The Corporation’s guaranteed debt, as at the end of each of the last five fiscal years, and the distribution of this debt among various borrowing authorities is detailed in the following table:

Guaranteed Debt Onlent by Queensland Treasury Corporation

Distribution of Debt	2010	2011	2012	2013	2014
	(A$ millions)
Bodies within the Public Accounts
Department of State Development Infrastructure and Planning	128	118	111	101	90
Department of Education Training and Employment	—	70	72	66	63
Public Works – Department of Housing and Public Works	348	304	307	199	17
Department of Transport and Main Roads – Main Roads	1,031	1,064	1,088	1,009	936
Department of Transport and Main Roads – Queensland Transport	77	44	103	103	105
Queensland Health	118	109	104	94	83
Queensland Treasury and Trade	13,283	20,865	28,671	36,652	41,483
Other	199	116	64	35	156

Government Owned Corporations
CS Energy Ltd	862	857	907	892	925
Energex Limited	4,208	4,886	5,848	6,347	6,706
Ergon Energy Corporation Limited	4,131	4,483	5,198	5,318	5,396
Port Authorities & Facilities (various)	2,442	934	877	893	964
Powerlink	3,433	3,621	4,086	4,364	4,423
QR Limited	4,384	—	—	—	—
Stanwell Corporation Limited	655	656	869	853	639
Tarong Energy Corporation Limited	464	496	—	—	—

Local Governments
Brisbane City Council	1,176	1,216	1,829	2,296	2,918
Cairns Regional Council	107	101	106	100	98
Fraser Coast Regional Council	123	113	128	128	123
Gladstone Regional Council	113	127	159	190	191
Gold Coast City Council	617	785	812	841	882
Ipswich City Council	304	357	415	429	457
Logan City Council	113	108	132	205	247
Mackay Regional Council	112	193	229	247	263
Moreton Bay Regional Council	348	354	399	418	447
Redland City Council	46	60	69	69	67
Rockhampton Regional Council	159	199	237	254	171
Sunshine Coast Regional Council	197	210	254	282	249
Toowoomba Regional Council	100	94	164	165	173
Townsville City Council	388	404	419	393	388
Other	314	392	509	616	805

Statutory Bodies
Grammar schools	116	113	115	99	115
Queensland Bulk Water Supply Authority	2,384	2,261	5,716	10,021	10,531
Queensland Bulk Water Transport Authority	1,891	1,878	2,593	—	—
Queensland Manufactured Water Authority	2,639	2,665	—	—	—
SEQ Water Grid Manager	667	1,161	1,703	—	—
Universities	135	132	182	206	226
Water Boards	150	156	228	228	247
Other	531	574	589	224	197

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Guaranteed Debt Onlent by Queensland Treasury Corporation

Distribution of Debt	2010	2011	2012	2013	2014
	(A$ millions)
Other Bodies
DBCT Holdings Pty Ltd	232	207	187	167	158
Qld Motorways Limited	2,899	—	—	—	—
Qld Water Infrastructure Pty Ltd	268	381	—	—	—
Queensland Treasury Holdings P/L	—	2,367	2,471	154	—
Queensland Urban Utilities	—	290	396	538	599
Southern Regional Water Pipeline Co. Pty Ltd	254	468	—	—	—
Unitywater	—	127	225	323	412
Western Corridor Recycled Water Pty Ltd	—	—	—	—	—
Queensland Rail Limited	3,070	3,083	3,300	3,341	3,352
Other	98	253	420	259	307

Total Funds Onlent	55,314	59,453	72,290	79,119	85,609

Undistributed borrowings	13,571	13,771	12,073	14,156	8,418

Total Guaranteed Debt	68,885	73,224	84,363	93,275	94,027

The Corporation raises funds in both the domestic and international capital markets with the market value of borrowings under management as at June 30, 2014 of A$94.027 billion, which includes A$4.095 billion of off-shore debt based on the prevailing rates of exchange at June 30, 2014. The Corporation hedges its foreign debt portfolio through interest rate and currency swaps and other hedging and currency switching transactions.

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Outstanding Domestic Australian Dollar Indebtedness

as at June 30, 2014

Coupon Rate	Maturity Date	Face Value	Market Value
(% per annum)		(AUD)	(AUD)
QTC Bonds
3.50%	September 21, 2017	5,425,416,000	5,569,659,883
4.00%	June 21, 2019	5,194,932,000	5,370,418,543
4.25%	July 21, 2023	4,442,500,000	4,640,708,544
4.75%	July 21, 2025	2,090,000,000	2,256,737,882
5.50%	June 21, 2021	6,057,689,000	6,762,147,038
5.75%	November 21, 2014	2,747,735,000	2,799,026,058
5.75%	July 22, 2024	4,895,000,000	5,735,976,253
6.00%	October 14, 2015	1,006,340,000	1,063,279,217
6.00%	October 21, 2015	4,671,565,000	4,928,365,329
6.00%	April 21, 2016	5,237,250,000	5,605,279,735
6.00%	September 14, 2017	2,348,853,000	2,619,721,611
6.00%	February 21, 2018	6,430,400,000	7,222,246,707
6.00%	June 14, 2021	2,012,162,000	2,335,368,649
6.00%	July 21, 2022	7,438,500,000	8,791,103,658
6.25%	June 14, 2019	3,563,942,000	4,080,449,612
6.25%	February 21, 2020	9,786,000,000	11,439,078,865
6.50%	March 14, 2033	771,740,000	984,196,954
Capital Indexed Bond (CIB)	August 20, 2030	834,319,200	919,592,965

Treasury Notes
Various	July 2014	477,000,000	476,266,547
Various	August 2014	507,000,000	505,650,773
Various	September 2014	330,000,000	328,497,926
Various	October 2014	150,000,000	148,846,342
Various	November 2014	550,000,000	544,559,174
Various	December 2014	150,000,000	148,345,238
Floating Rate Notes
3 mth BBSW plus 8 bps	September 19, 2016	2,475,000,000	2,480,036,998
3 mth BBSW minus 3 bps	August 25, 2014	147,000,000	147,381,613
3 mth BBSW plus 9 bps	March 6, 2017	1,800,000,000	1,805,740,836
Credit foncier loans
Various	2014	19,590,585	20,362,690
Various	2015	50,449,500	51,931,064
Various	2017	67,251,000	69,599,270
Various	2016	43,046,300	44,748,227
Various	2018	36,268,750	36,549,653

Total		81,756,949,335	89,931,873,854

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OUTSTANDING OFFSHORE INDEBTEDNESS

Global A$ Bonds

as at June 30, 2014

Coupon Rate	Maturity Date	Currency	Face Value	Market Value
			(AUD)	(AUD)
6.00%	October 14, 2015	AUD	290,409,000	306,840,485
6.00%	September 14, 2017	AUD	412,563,000	460,141,581

Total			702,972,000	766,982,066

Commercial Paper

as at June 30, 2014

Year of Issue	Yield	Maturity Date	Currency	Face Value	Market Valuation
				(AUD)	(AUD)
2014	2.54%	July 2014	AUD	60,000,000	59,919,758
2014	0.43%	July 2014	GBP	144,758,866	144,700,031
2014	0.15%	July 2014	USD	636,092,944	636,059,188
2014	2.58%	August 2014	AUD	255,000,000	254,068,271
2014	0.47%	August 2014	GBP	108,569,150	108,517,260
2014	3.21%	August 2014	NZD	17,649,280	17,579,090
2014	0.14%	August 2014	USD	1,002,924,443	1,002,678,500

Total				2,224,994,683	2,223,522,097

Euro Medium Term Notes

as at June 30, 2014

Year of Issue	Coupon Rate	Maturity Date	Currency	Face Value	Market Value
				(AUD)	(AUD)
2007	7.125%	September 18, 2017	NZD	348,341,043	386,464,843
2008	7.125%	September 18, 2017	NZD	371,563,779	409,077,306
2013	2.650%	April 7, 2039	JPY	157,320,454	175,976,178
2013	1.720%	September 16, 2039	CHF	131,251,300	132,983,315

Total				1,008,476,576	1,104,501,640

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